UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 12, 2025

Armada Acquisition Corp. II

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-42661	98-1815892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1760 Market Street, Suite 602

Philadelphia, PA 19103

(Address of principal executive offices)

(215) 543-6886

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	AACIU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	AACI	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Class A ordinary share at an exercise price of $11.50 per share	AACIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Sponsor Securities Purchase Agreement

On August 12, 2025, Armada Acquisition Corp. II, a Cayman Islands exempted Company (the “Company”), entered into a Sponsor Securities Purchase Agreement (the “Agreement”) with Armada Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), and Arrington XRP Capital Fund, LP, a Delaware limited partnership (the “Acquiror”), pursuant to which the Sponsor agreed to sell to the Acquiror, and the Acquiror agreed to purchase from the Sponsor, an aggregate of 7,880,000 Class B ordinary shares, par value $0.0001 per share, 400,000 Class A ordinary shares, par value $0.0001 per share, and 200,000 private placement warrants of the Company for an aggregate purchase price of $6,600,000.

The Agreement contains customary representations, warranties and covenants of the parties. The representations, warranties and covenants of each party set forth in the Agreement were made solely for the benefit of the other parties to the Agreement, and shareholders of the Company are not third-party beneficiaries of those representations, warranties and covenants. In addition, the representations, warranties and covenants (a) were subject to materiality and other qualifications contained in the Agreement, which may differ from what may be viewed as material by shareholders of the Company, (b) were made only as of the date of the Agreement or such other date as is specified in the Agreement and (c) may have been included in the Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Agreement is included with this filing only to provide shareholders of the Company with information regarding the terms of the Agreement, and not to provide shareholders of the Company with any other factual information regarding any of the parties or their respective businesses.

The closing of the transactions contemplated by this Agreement is expected to occur no later than September 15, 2025, subject to satisfaction of the conditions set forth in the Agreement. Upon closing, the Acquiror will become the Company’s sponsor.

Following the closing, Stephen P. Herbert and Douglas M. Lurio are expected to be advisors to the new Chief Executive Officer of the Company to be appointed at closing.

The above description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is incorporated by reference herein and attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is filed herewith:

Exhibit	Description

10.1*	Sponsor Securities Purchase Agreement, dated August 12, 2025, by and among Armada Acquisition Corp. II, Armada Sponsor II LLC and Arrington XRP Capital Fund, LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) and/or Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2025

By:	/s/ Stephen P. Herbert
Name:	Stephen P. Herbert
Title:	Chief Executive Officer and Chairman